Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER

2021 EARNINGS

•	Third quarter earnings per share (diluted) of $1.39
•	Third quarter net income of $128.6 million
•	Loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, increased $217.6 million or 1.3% (5.3% annualized) during the third quarter 2021
•	Deposits increased $341.4 million or 1.2% (4.7% annualized) during the third quarter 2021
•	Allowance for credit losses on loans and on off-balance sheet credit exposure of $317.1 million
•	Allowance for credit losses to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.73%(1)
•	Nonperforming assets remain low at 0.11% of third quarter average interest-earning assets
•	Return (annualized) on third quarter average assets of 1.42%
•	Returns (annualized) on third quarter average common equity of 8.07% and average tangible common equity of 16.72%(1)
•	Repurchased 767,134 shares during the third quarter 2021
•	Increase in dividend of 6.1% to $0.52 for the fourth quarter 2021

HOUSTON, October 27, 2021. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $128.6 million for the quarter ended September 30, 2021 compared with $130.1 million for the same period in 2020. Net income per diluted common share was $1.39 for the quarter ended September 30, 2021, compared with $1.40 for the same period in 2020, and the annualized return on third quarter average assets was 1.42%. Additionally, loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program (“PPP”) loans, increased $217.6 million or 1.3% (5.3% annualized) and deposits increased $341.4 million or 1.2% (4.7% annualized) during the third quarter of 2021. Nonperforming assets remain low at 0.11% of third quarter average interest-earning assets.

“I am pleased to report that the Board of Directors has voted to increase the fourth quarter dividend to $0.52 a share, a 6.1% increase from the third quarter.  The increase represents the confidence the Board has in Prosperity’s continuing success.  Additionally, Prosperity Bancshares repurchased 767,134 shares of its stock during the third quarter 2021 at an average price of $67.87,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“Prosperity Bank was ranked by Forbes as the 2nd Best Bank in America for 2021 and has been in the Top 10 of Forbes’ list since 2010,” continued Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“The Texas and Oklahoma economies continue to benefit by companies relocating from states with higher taxes and more regulation.  Texas is projected to increase jobs by 493,000 in 2021.  This increase, combined with people moving to the state, requires additional housing and infrastructure, a driver for loans and increased business opportunities.  We are seeing higher prices for most crops and higher oil prices, which should help local economies.  Inflation continues to be higher than we would like, but we hope that it will moderate next year as the Federal Reserve begins tapering its asset purchases as expected.  We believe there are also signs that inventories are starting to increase and supply chains are improving, although it will take some time to stabilize and return to normal,” added Zalman.

“Prosperity continues to exhibit solid operating metrics in net income, return on tangible equity and return on assets, and maintain sound credit quality, with low nonperforming assets.  Net interest margins have been stressed throughout the low-rate environment, however we believe this should improve if interest rates rise as projected,” stated Zalman.

“We look forward to continuing to build our company through organic growth as well as mergers and acquisitions, when they make sense and are appropriately accretive to earnings.  Thank you to our customers for their loyalty and business and to our associates and board members for their work and dedication,” concluded Zalman.

Results of Operations for the Three Months Ended September 30, 2021

Net income was $128.6 million(2) for the three months ended September 30, 2021 compared with $130.1 million(3) for the same period in 2020, a decrease of $1.5 million or 1.1%. The change was primarily due to decreases in loan income and loan discount accretion of $17.2 million, partially offset by an increase in securities income and a decrease in interest expenses. Net income per diluted common share was $1.39 for the three months ended September 30, 2021 compared with $1.40 for the same period in 2020, a decrease of 0.7%. Net income was $128.6 million(2) for the three months ended September 30, 2021 compared with $130.6 million(4) for the three months ended June 30, 2021, a decrease of $2.0 million or 1.5%. The change was primarily due to a decrease in loan discount accretion of $6.8 million, partially offset by an increase in securities income and a decrease in interest expense. Net income per diluted common share was $1.39 for the three months ended September 30, 2021 compared with $1.41 for the three months ended June 30, 2021, a decrease of 1.4%. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2021 were 1.42%, 8.07% and 16.72%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 42.34%(1) for the three months ended September 30, 2021.

Net interest income before provision for credit losses for the three months ended September 30, 2021 was $248.6 million compared with $258.1 million for the same period in 2020, a decrease of $9.5 million or 3.7%. The change was primarily due to a decrease in the average balance and average rate on loans and a decrease in loan discount accretion of $17.2 million, partially offset by an increase in the average investment securities balance and a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, net interest income before provision for credit losses was $248.6 million compared with $245.4 million for the three months ended June 30, 2021, an increase of $3.2 million or 1.3%. The change was primarily due to a decrease in the average rate on interest-bearing liabilities and an increase in average investment securities balance, partially offset by a $6.8 million decrease in loan discount accretion.

The net interest margin on a tax equivalent basis was 3.10% for the three months ended September 30, 2021 compared with 3.57% for the same period in 2020. The change was primarily due to a decrease in the average rate on loans and a decrease in loan discount accretion of $17.2 million, partially offset by an increase in the average investment securities balance and a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.10% for the three months ended September 30, 2021 compared with 3.11% for the three months ended June 30, 2021.

Noninterest income was $34.6 million for the three months ended September 30, 2021 compared with $34.9 million for the same period in 2020, a decrease of $279 thousand or 0.8%. On a linked quarter basis, noninterest income decreased $911 thousand or 2.6% to $34.6 million compared with $35.6 million for the three months ended June 30, 2021. This change was primarily due to a decrease in mortgage income and decrease in other noninterest income, partially offset by an increase in nonsufficient funds (“NSF”) fees.

______________

(2)	Includes purchase accounting adjustments of $4.3 million, net of tax, primarily comprised of loan discount accretion of $5.4 million for the three months ended September 30, 2021.
(3)	Includes purchase accounting adjustments of $18.7 million, net of tax, primarily comprised of loan discount accretion of $22.5 million for the three months ended September 30, 2020.
(4)	Includes purchase accounting adjustments of $9.8 million, net of tax, primarily comprised of loan discount accretion of $12.2 million for the three months ended June 30, 2021.
(5)	Includes purchase accounting adjustments of $27.3 million, net of tax, primarily comprised of loan discount accretion of $33.9 million for the nine months ended September 30, 2021.
(6)

Includes purchase accounting adjustments of $63.3 million, net of tax, primarily comprised of loan discount accretion of $75.3 million, and merger related expenses of $8.0 million for the nine months ended September 30, 2020.

Noninterest expense was $119.8 million for the three months ended September 30, 2021 compared with $117.9 million for the same period in 2020, an increase of $1.9 million or 1.6%. This increase was primarily due to an increase in salaries and benefits, partially offset by a decrease in other noninterest expense. On a linked quarter basis, noninterest expense increased $4.6 million or 4.0% to $119.8 million compared with $115.2 million for the three months ended June 30, 2021. This increase was primarily due to an increase in salaries and benefits and gains on sale of other real estate of $1.8 million recorded during the second quarter of 2021.

Results of Operations for the Nine Months Ended September 30, 2021

Net income was $392.5 million(5) for the nine months ended September 30, 2021 compared with $391.8 million(6) for the same period in 2020, an increase of $697 thousand or 0.2%. Net income per diluted common share was $4.23 for the nine months ended September 30, 2021 compared with $4.20 for the same period in 2020, an increase of 0.7%. Annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2021 were 1.47%, 8.32% and 17.53%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 41.52%(1) for the nine months ended September 30, 2021.

Net interest income before provision for credit losses for the nine months ended September 30, 2021 was $748.5 million compared with $773.1 million for the prior year, a decrease of $24.6 million or 3.2%. The change was primarily due to a decrease in the average rate on interest-earning assets and a decrease in loan discount accretion of $41.4 million, partially offset by a decrease in the average rate on interest-bearing liabilities.

The net interest margin on a tax equivalent basis for the nine months ended September 30, 2021 was 3.20% compared with 3.69% for the same period in 2020. The change was primarily due to a decrease in the average rate on loans, a decrease in loan discount accretion of $41.4 million, lower rates on investment securities and higher cash balances due to excess liquidity, partially offset by a decrease in the average rate on interest-bearing liabilities.

Noninterest income was $104.2 million for the nine months ended September 30, 2021 compared with $95.0 million for the same period in 2020, an increase of $9.2 million or 9.7%. This increase was primarily due to lower net loss on write-down of assets, an increase in credit card, debit card and ATM card income and an increase in other noninterest income.

Noninterest expense was $354.1 million for the nine months ended September 30, 2021 compared with $377.0 million for the same period in 2020, a decrease of $22.9 million or 6.1%. The change was primarily due to decreases in merger related expenses, data processing, net occupancy and equipment and other noninterest expense as a result of efficiencies gained following the LegacyTexas Bank system conversion during the second quarter of 2020 and net gains on sale of other real estate of $2.7 million, partially offset by an increase in salaries and benefits.

Balance Sheet Information

At September 30, 2021, Prosperity had $36.512 billion in total assets, an increase of $3.315 billion or 10.0% compared with $33.198 billion at September 30, 2020.

Loans at September 30, 2021 were $18.958 billion, a decrease of $1.838 billion or 8.8%, compared with $20.796 billion at September 30, 2020, primarily due to a decrease in commercial real estate, PPP and Warehouse Purchase Program loans, partially offset by an increase in 1-4 family residential loans. Linked quarter loans decreased $294.1 million or 1.5% from $19.252 billion at June 30, 2021, primarily due to a $414.1 million decrease in PPP loans. At September 30, 2021, the Company had $365.8 million of PPP loans compared to $1.394 billion of PPP loans at September 30, 2020 and $780.0 million of PPP loans at June 30, 2021.  Linked quarter loans, excluding Warehouse Purchase Program and PPP loans, increased $217.6 million or 1.3% (5.3% annualized) from $16.376 billion at June 30, 2021.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At September 30, 2021, oil and gas loans totaled $569.3 million (net of discount and excluding PPP loans totaling $55.8 million) or 3.0% of total loans, of which $352.4 million were production loans and $216.9 million were servicing loans, compared with total oil and gas loans of $604.7 million (net of discount and excluding PPP loans totaling $115.3 million) or 2.9% of total loans at September 30, 2020, of which $359.6 million were production loans and $245.1 million were servicing loans. In addition, as of September 30, 2021, Prosperity had total unfunded commitments to oil and gas companies of $363.3 million compared with total unfunded commitments to oil and gas companies of $258.1 million as of September 30, 2020. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants. At September 30, 2021, loans to hotels totaled $407.1 million (excluding PPP loans totaling $5.7 million) or 2.1% of total loans, an increase of $20.8 million or 5.4%, compared with $386.3 million (excluding PPP loans totaling $8.8 million) at September 30, 2020.  At September 30, 2021, loans to restaurants totaled $198.2 million

(excluding PPP loans totaling $49.7 million) or 1.0% of total loans, a decrease of $16.9 million or 7.9%, compared with $215.1 million (excluding PPP loans totaling $110.9 million) at September 30, 2020.

Deposits at September 30, 2021 were $29.452 billion, an increase of $2.992 billion or 11.3%, compared with $26.459 billion at September 30, 2020. Linked quarter deposits increased $341.4 million or 1.2% (4.7% annualized) from $29.110 billion at June 30, 2021.

Asset Quality

Nonperforming assets totaled $36.5 million or 0.11% of quarterly average interest-earning assets at September 30, 2021, compared with $69.5 million or 0.24% of quarterly average interest-earning assets at September 30, 2020, and $33.7 million or 0.11% of quarterly average interest-earning assets at June 30, 2021.

The allowance for credit losses on loans was $287.2 million or 1.51% of total loans at September 30, 2021 compared with $302.9 million or 1.57% of total loans at June 30, 2021 and $323.6 million or 1.56% of total loans at September 30, 2020. The allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and PPP loans, was 1.73%(1) at September 30, 2021 compared with 1.94%(1) at September 30, 2020 and 1.85%(1) at June 30, 2021.

There was no provision for credit losses for the three months ended September 30, 2021 compared with $10.0 million for the three months ended September 30, 2020 and no provision for credit losses for the three months ended June 30, 2021.  There was no provision for credit losses for the nine months ended September 30, 2021 compared with $20.0 million for the nine months ended September 30, 2020.

Net charge-offs were $15.7 million for the three months ended September 30, 2021 compared with net charge-offs of $10.6 million for the three months ended September 30, 2020 and net charge-offs of $4.3 million for the three months ended June 30, 2021. Net charge-offs for the third quarter of 2021 included $4.6 million related to resolved purchased credit deteriorated (“PCD”) loans and $10.8 million related to the partial charge-off of one commercial real estate loan obtained through acquisition. The PCD loans had specific reserves of $3.1 million, of which $2.2 million was allocated to the charge-offs and $944 thousand was moved to the general reserve. Further, an additional $14.3 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Net charge-offs were $28.9 million for the nine months ended September 30, 2021 compared with $24.4 million for the nine months ended September 30, 2020. Net charge-offs for the nine months ended September 30, 2021 included $12.7 million related to resolved PCD loans and $10.8 million related to the partial charge-off of one commercial real estate loan obtained through acquisition. The PCD loans had specific reserves of $12.9 million, of which $9.9 million was allocated to the charge-offs and $3.0 million was moved to the general reserve. Further, an additional $19.9 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Dividend

Prosperity Bancshares declared a fourth quarter cash dividend of $0.52 per share to be paid on January 3, 2022 to all shareholders of record as of December 15, 2021.

Stock Repurchase Program

On January 26, 2021, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately

4.65 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 26, 2022, at the discretion of management. Prosperity Bancshares repurchased 767,134 shares of its common stock at an average weighted price of $67.87 per share during the three and nine months ended September 30, 2021.

COVID-19 Pandemic

Prosperity continues to monitor the latest developments regarding COVID-19. As of September 30, 2021, the states of Texas and Oklahoma have lifted their respective restrictions on all business and activities. The COVID-19 pandemic has resulted in significant economic uncertainties that have had, and could continue to have, an adverse impact on Prosperity’s operating income, financial condition and cash flows. The extent to which the COVID-19 pandemic will impact Prosperity’s operations and financial results during 2021 cannot be reasonably or reliably estimated at this time.

Since the implementation of the Paycheck Protection Program in 2020, Prosperity has obtained SBA approvals on approximately 18,700 loans totaling $2.036 billion and, as of September 30, 2021, had an outstanding balance of 3,233 loans totaling $365.8 million.

Also, in response to the COVID-19 pandemic, Prosperity has provided relief to its loan customers through loan extensions and deferrals. Prosperity’s troubled debt restructurings do not include loan modifications related to COVID-19. Beginning in mid-March of 2020, Prosperity began offering deferral and modification of principal and/or interest payments to selected borrowers on a case-by-case basis. As of September 30, 2021, Prosperity had approximately $79.5 million in outstanding loans subject to deferral and modification agreements.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 27, 2021 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s third quarter 2021 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 0916027.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcasts & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and net operating loss (“NOL”) tax benefit; return on average assets excluding merger related expenses, net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of September 30, 2021, Prosperity Bancshares, Inc.® is a $36.512 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 273 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 63 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact, potential duration or other implications of the COVID-19 pandemic; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Garland	Mount Vernon	Liberty	North University
Bryan	Grapevine	Palestine	Magnolia	Texas Tech Student Union
Bryan-29th Street	Grapevine Main	Rusk	Magnolia Parkway
Bryan-East	Kiest	Seven Points	Mont Belvieu	Midland
Bryan-North	Lake Highlands	Teague	Nederland	Wadley
Caldwell	McKinney	Tyler-Beckham	Needville	Wall Street
College Station	McKinney Eldorado	Tyler-South Broadway	Rosenberg
Crescent Point	McKinney Redbud	Tyler-University	Shadow Creek	Odessa
Hearne	North Carrolton	Winnsboro	Spring	Grandview
Huntsville	Oak Cliff		Tomball	Grant
Madisonville	Park Cities	Houston Area	Waller	Kermit Highway
Navasota	Plano	Houston	West Columbia	Parkway
New Waverly	Plano-West	Aldine	Wharton
Rock Prairie	Preston Forest	Alief	Winnie	Other West Texas Area
Southwest Parkway	Preston Parker	Bellaire	Wirt	Locations
Tower Point	Preston Royal	Beltway		Big Spring
Wellborn Road	Red Oak	Clear Lake	South Texas Area -	Brownfield
	Richardson	Copperfield	Corpus Christi	Brownwood
Central Texas Area	Richardson-West	Cypress	Calallen	Cisco
Austin	Rosewood Court	Downtown	Carmel	Comanche
Allandale	The Colony	Eastex	Northwest	Early
Cedar Park	Tollroad	Fairfield	Saratoga	Floydada
Congress	Trinity Mills	First Colony	Timbergate	Gorman
Lakeway	Turtle Creek	Fry Road	Water Street	Levelland
Liberty Hill	West 15th Plano	Gessner		Littlefield
Northland	West Allen	Gladebrook	Victoria	Merkel
Oak Hill	Westmoreland	Grand Parkway	Victoria Main	Plainview
Research Blvd	Wylie	Heights	Victoria-Navarro	San Angelo
Westlake		Highway 6 West	Victoria-North	Slaton
	Fort Worth	Little York	Victoria Salem	Snyder
Other Central Texas Area	Haltom City	Medical Center
Locations	Hulen	Memorial Drive	Other South Texas Area	Oklahoma
Bastrop	Keller	Northside	Locations	Central Oklahoma Area
Canyon Lake	Museum Place	Pasadena	Alice	Oklahoma City
Dime Box	Renaissance Square	Pecan Grove	Aransas Pass	23rd Street
Dripping Springs	Roanoke	Pin Oak	Beeville	Expressway
Elgin	Stockyards	River Oaks	Colony Creek	I-240
Flatonia		Sugar Land	Cuero	Memorial
Georgetown	Other Dallas/Fort Worth Area	SW Medical Center	Edna
Gruene	Locations	Tanglewood	Goliad	Other Central Oklahoma Area
Kingsland	Arlington	The Plaza	Gonzales	Locations
La Grange	Azle	Uptown	Hallettsville	Edmond
Lexington	Ennis	Waugh Drive	Kingsville	Norman
New Braunfels	Gainesville	Westheimer	Mathis
Pleasanton	Glen Rose	West University	Padre Island	Tulsa Area
Round Rock	Granbury	Woodcreek	Palacios	Tulsa
San Antonio	Grand Prairie		Port Lavaca	Garnett
Schulenburg	Jacksboro	Katy	Portland	Harvard
Seguin	Mesquite	Cinco Ranch	Rockport	Memorial
Smithville	Muenster	Katy-Spring Green	Sinton	Sheridan
Thorndale	Runaway Bay		Taft	S. Harvard
Weimar	Sanger	The Woodlands	Yoakum	Utica Tower
	Waxahachie	The Woodlands-College Park	Yorktown	Yale
Dallas/Fort Worth Area	Weatherford	The Woodlands-I-45
Dallas		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
14th Street Plano	East Texas Area		Abilene	Owasso
Abrams Centre	Athens	Other Houston Area	Antilley Road
Addison	Blooming Grove	Locations	Barrow Street
Allen	Canton	Angleton	Cypress Street
Balch Springs	Carthage	Bay City	Judge Ely
Camp Wisdom	Corsicana	Beaumont	Mockingbird
Carrollton	Crockett	Cleveland
Cedar Hill	Eustace	East Bernard	Lubbock
Coppell	Gilmer	El Campo	4th Street
East Plano	Grapeland	Dayton	66th Street
Euless	Gun Barrel City	Galveston	82nd Street
Frisco	Jacksonville	Groves	86th Street
Frisco Warren	Kerens	Hempstead	98th Street
Frisco-West	Longview	Hitchcock	Avenue Q

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Balance Sheet Data (at period end)
Loans held for sale	$10,197	$9,080	$20,991	$46,777	$51,694
Loans held for investment	16,949,486	17,147,146	17,345,506	17,357,788	18,013,333
Loans held for investment - Warehouse Purchase Program	1,998,049	2,095,559	2,272,389	2,842,379	2,730,614
Total loans	18,957,732	19,251,785	19,638,886	20,246,944	20,795,641

Investment securities(A)	12,629,368	11,918,691	10,088,002	8,542,820	7,431,495
Federal funds sold	237	281	8,986	553	56,469
Allowance for credit losses	(287,187)	(302,884)	(307,210)	(316,068)	(323,635)
Cash and due from banks	1,055,386	1,059,879	1,947,235	1,342,996	1,031,193
Goodwill	3,231,636	3,231,636	3,231,636	3,231,636	3,231,692
Core deposit intangibles, net	64,539	67,417	70,304	73,235	76,478
Other real estate owned	150	144	462	10,593	11,548
Fixed assets, net	322,799	324,502	326,970	323,572	325,994
Other assets	537,459	548,473	553,147	602,994	560,724
Total assets	$36,512,119	$36,099,924	$35,558,418	$34,059,275	$33,197,599

Noninterest-bearing deposits	$10,326,489	$10,099,149	$9,820,445	$9,151,233	$8,998,328
Interest-bearing deposits	19,125,163	19,011,092	18,942,660	18,209,259	17,460,878
Total deposits	29,451,652	29,110,241	28,763,105	27,360,492	26,459,206
Other borrowings	—	—	—	—	2,570
Securities sold under repurchase agreements	440,969	433,069	377,106	389,583	380,274
Subordinated notes	—	—	—	—	125,146
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	244,110	216,330	166,414	148,584	165,579
Total liabilities	30,166,678	29,789,587	29,336,572	27,928,606	27,162,722
Shareholders' equity(B)	6,345,441	6,310,337	6,221,846	6,130,669	6,034,877
Total liabilities and equity	$36,512,119	$36,099,924	$35,558,418	$34,059,275	$33,197,599

(A) Includes $2,483, $1,394, $970, $974 and $(442) in unrealized gains (losses) on available for sale securities for the quarterly periods ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

(B) Includes $1,961, $1,101, $766, $769 and $(349) in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Income Statement Data
Interest income:
Loans	$213,821	$216,803	$233,075	$241,625	$244,255	$663,699	$734,270
Securities(C)	46,217	43,708	38,677	36,721	38,033	128,602	130,091
Federal funds sold and other earning assets	302	340	351	301	144	993	902
Total interest income	260,340	260,851	272,103	278,647	282,432	793,294	865,263

Interest expense:
Deposits	11,578	15,288	17,362	19,757	22,458	44,228	82,745
Other borrowings	—	—	—	33	52	—	3,517
Securities sold under repurchase agreements	195	164	159	224	309	518	1,403
Subordinated notes and trust preferred	—	—	—	999	1,500	—	4,499
Total interest expense	11,773	15,452	17,521	21,013	24,319	44,746	92,164
Net interest income	248,567	245,399	254,582	257,634	258,113	748,548	773,099
Provision for credit losses	—	—	—	—	10,000	—	20,000
Net interest income after provision for credit losses	248,567	245,399	254,582	257,634	248,113	748,548	753,099

Noninterest income:
Nonsufficient funds (NSF) fees	7,962	6,560	6,687	8,051	7,156	21,209	22,244
Credit card, debit card and ATM card income	8,837	8,918	8,031	8,193	8,315	25,786	23,052
Service charges on deposit accounts	6,115	6,062	5,978	6,046	5,920	18,155	17,814
Trust income	2,467	2,276	2,837	2,192	2,502	7,580	7,406
Mortgage income	1,396	2,914	3,307	3,989	2,958	7,617	6,788
Brokerage income	861	795	711	642	628	2,367	1,862
Bank owned life insurance income	1,325	1,294	1,292	1,252	1,449	3,911	4,502
Net gain (loss) on sale or write-down of assets	255	(244)	(79)	(675)	(528)	(68)	(4,858)
Other noninterest income	5,427	6,981	5,244	6,857	6,524	17,652	16,177
Total noninterest income	34,645	35,556	34,008	36,547	34,924	104,209	94,987

Noninterest expense:
Salaries and benefits	78,412	75,611	80,037	77,809	75,068	234,060	231,459
Net occupancy and equipment	8,165	8,046	7,833	8,223	8,644	24,044	26,814
Credit and debit card, data processing and software amortization	9,103	8,718	8,233	8,442	8,776	26,054	31,887
Regulatory assessments and FDIC insurance	2,497	2,670	2,670	2,670	2,512	7,837	7,191
Core deposit intangibles amortization	2,878	2,887	2,931	3,243	3,270	8,696	9,926
Depreciation	4,524	4,513	4,540	4,261	4,605	13,577	13,971
Communications	3,013	2,982	2,899	2,931	3,027	8,894	9,546
Other real estate expense	30	198	244	279	258	472	344
Net loss (gain) on sale or write-down of other real estate	4	(1,839)	(887)	(195)	(137)	(2,722)	(263)
Merger related expenses	—	—	—	—	—	—	8,018
Other noninterest expense	11,189	11,405	10,576	12,542	11,896	33,170	38,135
Total noninterest expense	119,815	115,191	119,076	120,205	117,919	354,082	377,028
Income before income taxes	163,397	165,764	169,514	173,976	165,118	498,675	471,058
Provision for income taxes	34,807	35,153	36,205	36,885	35,054	106,165	79,245
Net income available to common shareholders	$128,590	$130,611	$133,309	$137,091	$130,064	$392,510	$391,813

(C) Interest income on securities was reduced by net premium amortization of $15,141, $14,436, $12,844, $11,509 and $10,089 for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively, and $42,421 and $27,318 for the nine months ended September 30, 2021 and September 30, 2020, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Profitability
Net income (D) (E)	$128,590	$130,611	$133,309	$137,091	$130,064	$392,510	$391,813

Basic earnings per share	$1.39	$1.41	$1.44	$1.48	$1.40	$4.23	$4.20
Diluted earnings per share	$1.39	$1.41	$1.44	$1.48	$1.40	$4.23	$4.20

Return on average assets (F)	1.42%	1.45%	1.54%	1.63%	1.58%	1.47%	1.62%	(J)
Return on average common equity (F)	8.07%	8.31%	8.60%	8.98%	8.64%	8.32%	8.78%	(J)
Return on average tangible common equity (F) (G)	16.72%	17.49%	18.43%	19.57%	19.19%	17.53%	19.77%	(J)
Tax equivalent net interest margin (D) (E) (H)	3.10%	3.11%	3.41%	3.49%	3.57%	3.20%	3.69%
Efficiency ratio (G) (I)	42.34%	40.96%	41.25%	40.77%	40.17%	41.52%	43.19%	(K)

Liquidity and Capital Ratios
Equity to assets	17.38%	17.48%	17.50%	18.00%	18.18%	17.38%	18.18%
Common equity tier 1 capital	14.84%	15.26%	14.60%	13.74%	13.17%	14.84%	13.17%
Tier 1 risk-based capital	14.84%	15.26%	14.60%	13.74%	13.17%	14.84%	13.17%
Total risk-based capital	15.20%	15.71%	15.07%	14.23%	14.28%	15.20%	14.28%
Tier 1 leverage capital	9.55%	9.50%	9.68%	9.67%	9.57%	9.55%	9.57%
Period end tangible equity to period end tangible assets (G)	9.18%	9.18%	9.05%	9.19%	9.12%	9.18%	9.12%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,683	92,935	92,854	92,559	92,656	92,823	93,226
Diluted	92,683	92,935	92,854	92,559	92,656	92,823	93,226
Period end shares outstanding	92,160	92,935	92,929	92,571	92,562	92,160	92,562
Cash dividends paid per common share	$0.49	$0.49	$0.49	$0.49	$0.46	$1.47	$1.38
Book value per common share	$68.85	$67.90	$66.95	$66.23	$65.20	$68.85	$65.20
Tangible book value per common share (G)	$33.09	$32.40	$31.42	$30.53	$29.46	$33.09	$29.46

Common Stock Market Price
High	$72.97	$78.06	$83.02	$70.38	$60.63	$83.02	$75.22
Low	$64.40	$69.83	$66.45	$50.43	$48.80	$64.40	$42.02
Period end closing price	$71.13	$71.80	$76.16	$69.36	$51.83	$71.13	$51.83
Employees – FTE (excluding overtime)	3,625	3,724	3,724	3,756	3,716	3,625	3,716
Number of banking centers	273	274	275	275	275	273	275

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Loan discount accretion
ASC 310-20	$3,761	$9,731	$13,313	$13,514	$16,729	$26,805	$57,191
ASC 310-30	$1,618	$2,462	$3,027	$2,545	$5,805	$7,107	$18,091
Securities net amortization	$136	$171	$111	$66	$116	$418	$513
Time deposits amortization	$201	$327	$507	$790	$1,240	$1,035	$5.303

(E) Using effective tax rate of 21.3%, 21.2%, 21.4%, 21.2% and 21.2% for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively, and 21.3% and 16.8% for the nine months ended September 30, 2021 and September 30, 2020, respectively. Net income for the second quarter of 2020 includes a tax benefit for NOL related to the CARES Act.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day or 366-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J)  For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses, net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2021				Jun 30, 2021				Sep 30, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$11,714	$91	3.08%		$13,716	$109	3.19%		$50,606	$420	3.30%
Loans held for investment	17,102,998	199,019	4.62%		17,305,259	200,817	4.65%		18,267,559	225,596	4.91%
Loans held for investment - Warehouse Purchase Program	1,836,252	14,711	3.18%		1,984,305	15,877	3.21%		2,279,461	18,239	3.18%
Total Loans	18,950,964	213,821	4.48%		19,303,280	216,803	4.50%		20,597,626	244,255	4.72%
Investment securities	12,184,964	46,217	1.50%	(M)	11,180,948	43,708	1.57%	(M)	7,603,762	38,033	1.99%	(M)
Federal funds sold and other earning assets	734,787	302	0.16%		1,221,993	340	0.11%		618,228	144	0.09%
Total interest-earning assets	31,870,715	260,340	3.24%		31,706,221	260,851	3.30%		28,819,616	282,432	3.90%
Allowance for credit losses	(301,011)				(306,059)				(321,424)
Noninterest-earning assets	4,728,965				4,695,860				4,482,646
Total assets	$36,298,669				$36,096,022				$32,980,838

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,089,678	$3,614	0.24%		$6,281,068	$5,471	0.35%		$5,221,722	$5,028	0.38%
Savings and money market deposits	9,944,664	4,522	0.18%		9,872,624	5,490	0.22%		8,937,751	7,833	0.35%
Certificates and other time deposits	2,897,123	3,442	0.47%		2,980,186	4,327	0.58%		3,103,290	9,597	1.23%
Other borrowings	—	—	—		—	—	—		13,898	52	1.49%
Securities sold under repurchase agreements	448,338	195	0.17%		383,975	164	0.17%		378,888	309	0.32%
Subordinated notes	—	—	—		—	—	—		125,256	1,500	4.76%
Total interest-bearing liabilities	19,379,803	11,773	0.24%	(N)	19,517,853	15,452	0.32%	(N)	17,780,805	24,319	0.54%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,286,062				10,062,085				8,980,814
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947				29,947
Other liabilities	229,502				198,748				167,532
Total liabilities	29,925,314				29,808,633				26,959,098
Shareholders' equity	6,373,355				6,287,389				6,021,740
Total liabilities and shareholders' equity	$36,298,669				$36,096,022				$32,980,838

Net interest income and margin		$248,567	3.09%			$245,399	3.10%			$258,113	3.56%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		551				586				658
Net interest income and margin (tax equivalent basis)		$249,118	3.10%			$245,985	3.11%			$258,771	3.57%

(L) Annualized and based on an actual 365-day or 366-day basis.

(M) Yield on securities was impacted by net premium amortization of $15,141, $14,436, and $10,089 for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 0.16%, 0.21% and 0.36% for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

 Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2021				Sep 30, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$19,507	$439	3.01%		$60,256	$1,575	3.49%
Loans held for investment	17,228,462	613,813	4.76%		17,890,010	690,175	5.15%
Loans held for investment - Warehouse Purchase Program	2,061,432	49,447	3.21%		1,749,568	42,520	3.25%
Total loans	19,309,401	663,699	4.60%		19,699,834	734,270	4.98%
Investment securities	10,849,373	128,602	1.58%	(P)	8,029,097	130,091	2.16%	(P)
Federal funds sold and other earning assets	1,151,647	993	0.12%		339,229	902	0.36%
Total interest-earning assets	31,310,421	793,294	3.39%		28,068,160	865,263	4.12%
Allowance for credit losses	(307,500)				(325,036)
Noninterest-earning assets	4,644,874				4,540,440
Total assets	$35,647,795				$32,283,564

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,160,988	$15,028	0.33%		$5,054,320	$16,745	0.44%
Savings and money market deposits	9,747,706	15,765	0.22%		8,481,852	30,700	0.48%
Certificates and other time deposits	2,969,151	13,435	0.60%		3,243,564	35,300	1.45%
Other borrowings	—	—	—		439,018	3,517	1.07%
Securities sold under repurchase agreements	403,254	518	0.17%		370,225	1,403	0.51%
Subordinated notes	—	—	—		125,475	4,499	4.79%
Total interest-bearing liabilities	19,281,099	44,746	0.31%	(Q)	17,714,454	92,164	0.69%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,855,599				8,354,410
Allowance for credit losses on off-balance sheet credit exposures	29,947				24,321
Other liabilities	194,347				239,747
Total liabilities	29,360,992				26,332,932
Shareholders' equity	6,286,803				5,950,632
Total liabilities and shareholders' equity	35,647,795				$32,283,564

Net interest income and margin		$748,548	3.20%			$773,099	3.68%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,772				2,071
Net interest income and margin (tax equivalent basis)		$750,320	3.20%			$775,170	3.69%

(O) Annualized and based on an actual 365-day or 366-day basis.

(P) Yield on securities was impacted by net premium amortization of $42,421 and $27,318 for the nine months ended September 30, 2021 and 2020, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 0.21% and 0.47% for the nine months ended September 30, 2021 and 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	3.08%	3.19%	2.90%	3.23%	3.30%
Loans held for investment	4.62%	4.65%	5.02%	4.95%	4.91%
Loans held for investment - Warehouse Purchase Program	3.18%	3.21%	3.23%	3.20%	3.18%
Total loans	4.48%	4.50%	4.80%	4.72%	4.72%
Investment securities (S)	1.50%	1.57%	1.71%	1.83%	1.99%
Federal funds sold and other earning assets	0.16%	0.11%	0.09%	0.11%	0.09%
Total interest-earning assets	3.24%	3.30%	3.64%	3.76%	3.90%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.24%	0.35%	0.39%	0.38%	0.38%
Savings and money market deposits	0.18%	0.22%	0.25%	0.30%	0.35%
Certificates and other time deposits	0.47%	0.58%	0.76%	0.98%	1.23%
Other borrowings	—	—	—	5.39%	1.49%
Securities sold under repurchase agreements	0.17%	0.17%	0.17%	0.24%	0.32%
Subordinated notes	—	—	—	4.87%	4.76%
Total interest-bearing liabilities	0.24%	0.32%	0.38%	0.46%	0.54%

Net Interest Margin	3.09%	3.10%	3.40%	3.48%	3.56%
Net Interest Margin (tax equivalent)	3.10%	3.11%	3.41%	3.49%	3.57%

(R) Annualized and based on average balances on an actual 365-day or 366-day basis.

(S) Yield on securities was impacted by net premium amortization of $15,141, $14,436, $12,844, $11,509 and $10,089 for the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Balance Sheet Averages
Loans held for sale	$11,714	$13,716	$33,327	$42,856	$50,606
Loans held for investment	17,102,998	17,305,259	17,279,066	17,700,756	18,267,559
Loans held for investment - Warehouse Purchase Program	1,836,252	1,984,305	2,369,601	2,603,455	2,279,461
Total Loans	18,950,964	19,303,280	19,681,994	20,347,067	20,597,626

Investment securities	12,184,964	11,180,948	9,148,841	8,001,679	7,603,762
Federal funds sold and other earning assets	734,787	1,221,993	1,506,645	1,094,487	618,228
Total interest-earning assets	31,870,715	31,706,221	30,337,480	29,443,233	28,819,616
Allowance for credit losses	(301,011)	(306,059)	(315,590)	(322,138)	(321,424)
Cash and due from banks	570,765	521,737	308,787	289,579	267,887
Goodwill	3,231,637	3,231,637	3,233,231	3,231,850	3,231,976
Core deposit intangibles, net	65,955	68,830	71,763	74,919	78,269
Other real estate	279	3,001	6,385	14,573	8,061
Fixed assets, net	323,584	326,570	326,004	325,485	325,958
Other assets	536,745	544,085	576,300	633,405	570,495
Total assets	$36,298,669	$36,096,022	$34,544,360	$33,690,906	$32,980,838

Noninterest-bearing deposits	$10,286,062	$10,062,085	$9,206,791	$9,103,742	$8,980,814
Interest-bearing demand deposits	6,089,678	6,281,068	6,112,469	5,545,298	5,221,722
Savings and money market deposits	9,944,664	9,872,624	9,420,064	9,170,179	8,937,751
Certificates and other time deposits	2,897,123	2,980,186	3,031,621	3,047,475	3,103,290
Total deposits	29,217,527	29,195,963	27,770,945	26,866,694	26,243,577
Other borrowings	—	—	—	2,435	13,898
Securities sold under repurchase agreements	448,338	383,975	376,662	376,779	378,888
Subordinated notes	—	—	—	81,570	125,256
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	229,502	198,748	169,138	224,907	167,532
Shareholders' equity	6,373,355	6,287,389	6,197,668	6,108,574	6,021,740
Total liabilities and equity	$36,298,669	$36,096,022	$34,544,360	$33,690,906	$32,980,838

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020		Sep 30, 2020
Period End Balances

Loan Portfolio
Commercial and industrial	$1,841,899	9.7%	$2,021,951	10.5%	$2,104,116	10.7%	$2,210,003	10.9%	$2,171,302	10.5%
Warehouse purchase program	1,998,049	10.6%	2,095,559	10.9%	2,272,389	11.6%	2,842,379	14.0%	2,730,614	13.1%
Construction, land development and other land loans	2,269,417	12.0%	2,147,474	11.2%	2,031,355	10.4%	1,956,960	9.7%	2,081,762	10.0%
1-4 family residential	4,709,468	24.8%	4,531,589	23.5%	4,310,437	21.9%	4,253,331	21.0%	4,189,852	20.1%
Home equity	746,426	3.9%	637,431	3.3%	554,278	2.8%	504,207	2.5%	477,552	2.3%
Commercial real estate (includes multi-family residential)	5,550,841	29.3%	5,681,184	29.5%	5,858,475	29.8%	6,078,764	30.0%	6,179,901	29.7%
Agriculture (includes farmland)	631,497	3.3%	590,135	3.1%	571,783	2.9%	581,352	2.9%	598,972	2.9%
Consumer and other	274,980	1.5%	264,652	1.4%	293,023	1.5%	344,028	1.7%	367,231	1.8%
Energy	569,314	3.0%	501,821	2.6%	503,947	2.6%	512,735	2.5%	604,698	2.9%
Paycheck Protection Program	365,841	1.9%	779,989	4.0%	1,139,083	5.8%	963,185	4.8%	1,393,757	6.7%
Total loans	$18,957,732		$19,251,785		$19,638,886		$20,246,944		$20,795,641

Deposit Types
Noninterest-bearing DDA	$10,326,489	35.0%	$10,099,149	34.7%	$9,820,445	34.1%	$9,151,233	33.4%	$8,998,328	34.0%
Interest-bearing DDA	6,088,923	20.7%	6,185,115	21.2%	6,158,641	21.4%	5,899,051	21.6%	5,297,802	20.0%
Money market	6,864,664	23.3%	6,706,252	23.0%	6,714,889	23.4%	6,381,014	23.3%	6,324,127	23.9%
Savings	3,293,850	11.2%	3,160,606	10.9%	3,083,447	10.7%	2,863,086	10.5%	2,772,492	10.5%
Certificates and other time deposits	2,877,726	9.8%	2,959,119	10.2%	2,985,683	10.4%	3,066,108	11.2%	3,066,457	11.6%
Total deposits	$29,451,652		$29,110,241		$28,763,105		$27,360,492		$26,459,206

Loan to Deposit Ratio	64.4%		66.1%		68.3%		74.0%		78.6%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020		Sep 30, 2020

Single family residential construction	$659,248	29.0%	$624,954	29.1%	$590,223	29.1%	$579,761	29.6%	$654,933	31.5%
Land development	92,623	4.1%	97,709	4.6%	97,267	4.8%	103,307	5.3%	114,937	5.5%
Raw land	315,803	13.9%	245,484	11.4%	243,394	12.0%	247,628	12.7%	240,154	11.5%
Residential lots	195,201	8.6%	165,645	7.7%	176,884	8.6%	158,441	8.1%	137,615	6.6%
Commercial lots	169,189	7.5%	153,714	7.2%	137,512	6.8%	114,427	5.8%	109,569	5.3%
Commercial construction and other	837,436	36.9%	860,069	40.0%	786,192	38.7%	753,587	38.5%	825,053	39.6%
Net unaccreted discount	(83)		(101)		(117)		(191)		(499)
Total construction loans	$2,269,417		$2,147,474		$2,031,355		$1,956,960		$2,081,762

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of September 30, 2021

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$344,431	$287,295	$43,715	$16,729	$28,842	$316,601	$1,037,613
Commercial and industrial buildings	159,540	83,393	19,884	20,930	18,037	158,211	459,995
Office buildings	122,714	471,358	28,437	72,232	4,783	77,257	776,781
Medical buildings	105,696	23,741	2,617	23,053	39,699	65,846	260,652
Apartment buildings	259,581	145,045	37,544	15,854	35,052	179,293	672,369
Hotel	74,641	77,389	42,971	29,372	—	152,221	376,594
Other	75,713	68,519	18,409	8,442	3,769	72,250	247,102
Total	$1,142,316	$1,156,740	$193,577	$186,612	$130,182	$1,021,679	$3,831,106	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Jun 30, 2021	Balance at Sep 30, 2021	Balance at Acquisition Date	Balance at Jun 30, 2021	Balance at Sep 30, 2021	Balance at Acquisition Date		Balance at Jun 30, 2021	Balance at Sep 30, 2021
Loan marks:
Acquired banks (V)	$345,599	$16,535	$12,774	$320,052	$8,695	$5,569	$665,651		$25,230	$18,343

Acquired portfolio loan balances:
Acquired banks (V)	12,286,159	2,913,494	2,585,926	689,573	144,694	89,833	12,975,732	(W)	3,058,188	2,675,759

Acquired portfolio loan balances less loan marks	$11,940,560	$2,896,959	$2,573,152	$369,521	$135,999	$84,264	$12,310,081		$3,032,958	$2,657,416

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.551 billion as of September 30, 2021.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(W) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Asset Quality
Nonaccrual loans	$35,035	$32,880	$43,025	$47,185	$57,412	$35,035	$57,412
Accruing loans 90 or more days past due	1,038	330	313	1,699	462	1,038	462
Total nonperforming loans	36,073	33,210	43,338	48,884	57,874	36,073	57,874
Repossessed assets	326	310	362	93	120	326	120
Other real estate	150	144	462	10,593	11,548	150	11,548
Total nonperforming assets	$36,549	$33,664	$44,162	$59,570	$69,542	$36,549	$69,542

Nonperforming assets:
Commercial and industrial (includes energy)	$8,199	$8,613	$11,290	$16,176	$17,273	$8,199	$17,273
Construction, land development and other land loans	803	1,423	1,692	1,566	2,633	803	2,633
1-4 family residential (includes home equity)	11,117	11,681	11,920	25,830	29,953	11,117	29,953
Commercial real estate (includes multi-family residential)	15,691	11,266	16,896	12,315	16,069	15,691	16,069
Agriculture (includes farmland)	643	661	803	2,075	1,931	643	1,931
Consumer and other	96	20	1,561	1,608	1,683	96	1,683
Total	$36,549	$33,664	$44,162	$59,570	$69,542	$36,549	$69,542
Number of loans/properties	155	152	167	208	198	155	198
Allowance for credit losses at end of period	$287,187	$302,884	$307,210	$316,068	$323,635	$287,187	$323,635

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$3,763	$3,529	$1,584	$4,085	$8,344	$8,876	$20,522
Construction, land development and other land loans	(4)	(105)	(5)	(110)	478	(114)	460
1-4 family residential (includes home equity)	66	(6)	47	1,982	252	107	308
Commercial real estate (includes multi-family residential)	11,180	517	6,589	626	676	18,286	595
Agriculture (includes farmland)	(63)	(9)	33	(4)	(17)	(39)	(21)
Consumer and other	755	400	610	988	837	1,765	2,508
Total	$15,697	$4,326	$8,858	$7,567	$10,570	$28,881	$24,372

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.11%	0.11%	0.15%	0.20%	0.24%	0.12%	0.25%
Nonperforming assets to loans and other real estate	0.19%	0.17%	0.22%	0.29%	0.33%	0.19%	0.33%
Net charge-offs to average loans (annualized)	0.33%	0.09%	0.18%	0.15%	0.21%	0.20%	0.17%
Allowance for credit losses to total loans	1.51%	1.57%	1.56%	1.56%	1.56%	1.51%	1.56%
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (G)	1.73%	1.85%	1.89%	1.92%	1.94%	1.73%	1.94%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, net of tax, and NOL tax benefit; return on average assets excluding merger related expenses, net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses, net of tax, and NOL tax benefit:
Net income	$128,590	$130,611	$133,309	$137,091	$130,064	$392,510	$391,813
Add: merger related expenses, net of tax(X)	—	—	—	—	—	—	6,334
Less: NOL tax benefit (Y)	—	—	—	—	—	—	(20,145)
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$128,590	$130,611	$133,309	$137,091	$130,064	$392,510	$378,002

Weighted average diluted shares outstanding	92,683	92,935	92,854	92,559	92,656	92,823	93,226
Merger related expenses per diluted share, net of tax(X)	$—	$—	$—	$—	$—	$—	$0.07
NOL tax benefit per diluted share (X)	$—	$—	$—	$—	$—	$—	$(0.22)
Diluted earnings per share, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$1.39	$1.41	$1.44	$1.48	$1.40	$4.23	$4.05

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$128,590	$130,611	$133,309	$137,091	$130,064	$392,510	$378,002
Average total assets	$36,298,669	$36,096,022	$34,544,360	$33,690,906	$32,980,838	$35,647,795	$32,283,564
Return on average assets excluding merger related expenses, net of tax, and NOL tax benefit (F) (X) (Y)	1.42%	1.45%	1.54%	1.63%	1.58%	1.47%	1.56%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$128,590	$130,611	$133,309	$137,091	$130,064	$392,510	$378,002
Average shareholders' equity	$6,373,355	$6,287,389	$6,197,668	$6,108,574	$6,021,740	$6,286,803	$5,950,632
Return on average common equity excluding merger related expenses, net of tax, and NOL tax benefit (F) (X) (Y)	8.07%	8.31%	8.60%	8.98%	8.64%	8.32%	8.47%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$128,590	$130,611	$133,309	$137,091	$130,064	$392,510	$391,813
Average shareholders' equity	$6,373,355	$6,287,389	$6,197,668	$6,108,574	$6,021,740	$6,286,803	$5,950,632
Less: Average goodwill and other intangible assets	(3,297,592)	(3,300,467)	(3,304,994)	(3,306,769)	(3,310,245)	(3,300,990)	(3,307,925)
Average tangible shareholders’ equity	$3,075,763	$2,986,922	$2,892,674	$2,801,805	$2,711,495	$2,985,813	$2,642,707
Return on average tangible common equity (F)	16.72%	17.49%	18.43%	19.57%	19.19%	17.53%	19.77%

(X) Calculated assuming a federal tax rate of 21.0%.

(Y) Net income for the second quarter of 2020 includes a tax benefit for NOL related to the CARES Act.

	Three Months Ended					Year-to-Date
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses, net of tax, and NOL tax benefit (X) (Y)	$128,590	$130,611	$133,309	$137,091	$130,064	$392,510	$378,002
Average shareholders' equity	$6,373,355	$6,287,389	$6,197,668	$6,108,574	$6,021,740	$6,286,803	$5,950,632
Less: Average goodwill and other intangible assets	(3,297,592)	(3,300,467)	(3,304,994)	(3,306,769)	(3,310,245)	(3,300,990)	(3,307,925)
Average tangible shareholders’ equity	$3,075,763	$2,986,922	$2,892,674	$2,801,805	$2,711,495	$2,985,813	$2,642,707
Return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit (F) (X) (Y)	16.72%	17.49%	18.43%	19.57%	19.19%	17.53%	19.07%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,345,441	$6,310,337	$6,221,846	$6,130,669	$6,034,877	$6,345,441	$6,034,877
Less: Goodwill and other intangible assets	(3,296,175)	(3,299,053)	(3,301,940)	(3,304,871)	(3,308,170)	(3,296,175)	3,308,170
Tangible shareholders’ equity	$3,049,266	$3,011,284	$2,919,906	$2,825,798	$2,726,707	$3,049,266	$2,726,707

Period end shares outstanding	92,160	92,935	92,929	92,571	92,562	92,160	92,562
Tangible book value per share	$33.09	$32.40	$31.42	$30.53	$29.46	$33.09	29.46

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,049,266	$3,011,284	$2,919,906	$2,825,798	$2,726,707	$3,049,266	$2,726,707
Total assets	$36,512,119	$36,099,924	$35,558,418	$34,059,275	$33,197,599	$36,512,119	$33,197,599
Less: Goodwill and other intangible assets	(3,296,175)	(3,299,053)	(3,301,940)	(3,304,871)	(3,308,170)	(3,296,175)	(3,308,170)
Tangible assets	$33,215,944	$32,800,871	$32,256,478	$30,754,404	$29,889,429	$33,215,944	$29,889,429
Period end tangible equity to period end tangible assets ratio	9.18%	9.18%	9.05%	9.19%	9.12%	9.18%	9.12%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses	$287,187	$302,884	$307,210	$316,068	$323,635	$287,187	$323,635
Total loans	$18,957,732	$19,251,785	$19,638,886	$20,246,944	$20,795,641	$18,957,732	$20,795,641
Less: Warehouse Purchase Program loans	(1,998,049)	(2,095,559)	(2,272,389)	(2,842,379)	(2,730,614)	(1,998,049)	(2,730,614)
Less: Paycheck Protection Program loans	(365,841)	(779,989)	(1,139,083)	(963,185)	(1,393,757)	(365,841)	(1,393,757)
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$16,593,842	$16,376,237	$16,227,414	$16,441,380	$16,671,270	$16,593,842	$16,671,270
Allowance for credit losses to total loans, excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.73%	1.85%	1.89%	1.92%	1.94%	1.73%	1.94%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and taxes:
Noninterest expense	$119,815	$115,191	$119,076	$120,205	$117,919	$354,082	$377,028

Net interest income	$248,567	$245,399	$254,582	$257,634	$258,113	$748,548	$773,099
Noninterest income	34,645	35,556	34,008	36,547	34,924	104,209	94,987
Less: net gain (loss) on sale or write down of assets	255	(244)	(79)	(675)	(528)	(68)	(4,858)
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	34,390	35,800	34,087	37,222	35,452	104,277	99,845
Total income excluding net gains and losses on the sale or write down of assets and taxes	$282,957	$281,199	$288,669	$294,856	$293,565	$852,825	$872,944
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and taxes	42.34%	40.96%	41.25%	40.77%	40.17%	41.52%	43.19%

	Three Months Ended					Year-to-Date
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets, taxes and merger related expenses:
Noninterest expense	$119,815	$115,191	$119,076	$120,205	$117,919	$354,082	$377,028
Less: merger related expenses	—	—	—	—	—	—	8,018
Noninterest expense excluding merger related expenses	$119,815	$115,191	$119,076	$120,205	$117,919	$354,082	$369,010

Net interest income	$248,567	$245,399	$254,582	$257,634	$258,113	$748,548	$773,099
Noninterest income	34,645	35,556	34,008	36,547	34,924	104,209	94,987
Less: net gain (loss) on sale or write down of assets	255	(244)	(79)	(675)	(528)	(68)	(4,858)
Noninterest income excluding net gains and losses on the sale or write down of assets and taxes	34,390	35,800	34,087	37,222	35,452	104,277	99,845
Total income excluding net gains and losses on the sale or write down of assets and taxes	$282,957	$281,199	$288,669	$294,856	$293,565	$852,825	$872,944
Efficiency ratio, excluding net gains and losses on the sale or write down of assets, taxes and merger related expenses	42.34%	40.96%	41.25%	40.77%	40.17%	41.52%	42.27%